Exhibit 99.1

CROSS-REFERENCE SHEET

Location in Ontario’s Action Plan: Protecting People’s Health and Our Economy (2021 Ontario Budget) Included as Exhibit (99.6) and in the Public Accounts of Ontario: 2020-2021 Annual Report and Consolidated Financial Statements included as Exhibit (99.9), or in other Exhibit to Annual Report

Province of Ontario

Overview

Area and Population	Ex. 99.2, page 2

Government	Ex. 99.2, page 2

Constitutional Framework	Ex. 99.2, page 2

Operational Framework	Ex. 99.2, page 2

Implications for Provincial Financial Statements	Ex. 99.2, page 2

Foreign Relations	Ex. 99.2, page 3

The Budget and Quarterly Reporting	Ex. 99.2, page 3

Economy and Public Finance

Economic and Fiscal Outlook in Brief	Ex. 99.6, pages 3-22, Ex. 99.11, pages 1-17

Ontario’s Action Plan: Protecting People’s Health and Our Economy	Ex. 99.6, pages 25-126, Ex. 99.11, pages 19-91

Economic Performance and Outlook	Ex. 99.6, pages 129-150, Ex. 99.11, pages 93-114

Ontario’s Fiscal Plan and Outlook	Ex. 99.6, pages 153-182, Ex. 99.11, pages 115-148

Borrowing and Debt Management	Ex. 99.6, pages 185-202, Ex. 99.11, pages 149-164

Details of Tax Measures and Other Legislative Initiatives	Ex. 99.6, pages 205-211, Ex. 99.11, pages 165-178

Economic Statistics and Tables

Economic Data Tables	Ex. 99.2, pages 67-92

Ten-Year Review of Selected Financial and Economic Statistics	Ex. 99.6, pages 180-181

Financial Reporting: Fiscal 2020-21

Revenue Summary	Ex. 99.2, pages 4-14

Highlights	Ex. 99.9, pages 5-9

Analysis of 2020-21 Results	Ex. 99.9, pages 10-38

Consolidated Financial Statements and Notes	Ex. 99.9, pages 51-92

Ontario Electricity Industry	Ex. 99.9, pages 11-14, 26, 59, 63, 69, 84-85, 94-95, 100-102, 104, 111

Ex. 99.6, pages 84-85, 90, 93-94, 113-114, 166, 172-174, 211

Public Debt

Publicly Held Debt Summary	Ex. 99.2, pages 15-55

Ex. 99.9, pages 27, 34-35, 39-40, 59, 65-66, 69-71, 75

Debt Issuances Since 2020-21 Fiscal Year End	Ex. 99.2, pages 16-17

Outstanding Debt Tables as at Fiscal Year End	Ex. 99.2, pages 33-54

SEC Registered Debt	Ex. 99.2, pages 55

Assets and Liabilities	Ex. 99.9, pages 5, 7, 30-32, 34-35, 49, 65-69, 81-83

Consolidated Debt of the Province of Ontario	Ex. 99.9, pages 58-59, 65-66, 69-71, 75

Pensions and Other Employee Future Benefits	Ex. 99.9, pages 66, 76-81, 88-89

Risk Management and Derivative Financial Instruments	Ex. 99.9, pages 36-38, 72-74

Contingent Liabilities

Obligations Guaranteed by the Province of Ontario	Ex. 99.2, pages 58-59

Ex. 99.9, pages 85-87

Claims Against the Crown	Ex. 99.2, pages 60-63

Ex. 99.9, page 86